Exhibit 5.1

May 23, 2008

Provident Bankshares Corporation

114 East Lexington Street

Baltimore, Maryland 21202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Provident Bankshares Corporation, a Maryland corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the proposed offer and sale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 4,775,909 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), consisting of 1,422,110 outstanding shares of Common Stock (the “Outstanding Shares”) and 3,353,799 shares of Common Stock (the “Converted Shares”) issuable upon the conversion of the Company’s Series A Mandatory Convertible Non-Cumulative Preferred Stock (the “Series A Preferred”). The Outstanding Shares and the Converted Shares will be offered in amounts, at prices and on terms to be determined at the time of sale.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the articles supplementary setting forth the terms of the Series A Preferred (the “Preferred Stock Terms”), (iii) the Amended and Restated By-Laws of the Company, as amended to date (the “Bylaws”), (iv) the Registration Statement and all exhibits thereto, (v) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement, (vi) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Outstanding Shares and the Series A Preferred to the Selling Stockholders, (vii) that certain Registration Rights Agreement dated as of April 14, 2008 among the Company and the Selling Stockholders, (viii) the specimen Common Stock certificate, and (ix) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in good standing under the Maryland General Corporation Law (the “MGCL”) and (ii) at the time of any conversion of the Series A Preferred, the Company shall have such number of shares of Common Stock authorized or created and available for issuance.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable and that the Converted Shares are duly authorized and, upon issuance in accordance with the Preferred Stock Terms, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the MGCL and applicable provisions of the Maryland Constitution, in each case as currently in effect, and judicial decisions reported as of the date hereof and interpreting the MGCL and such provisions of the Maryland Constitution.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm’s name therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

KILPATRICK STOCKTON LLP

By:	/S/ EDWARD G. OLIFER
Edward G. Olifer, a Partner